EXHIBIT 99.1

Innovation Pharmaceuticals and George Mason University Announce Public Release of Laboratory Testing Results Demonstrating Brilacidin’s COVID-19 Treatment Potential

Preprint article details research conducted at George Mason’s Regional Biocontainment Laboratory:

•	Brilacidin shown in vitro to potently inhibit SARS-CoV-2, the novel coronavirus causing COVID-19.
•	In a human lung cell line infected by SARS-CoV-2, Brilacidin achieved a high Selectivity Index of 426.
•	The primary mechanism of action of Brilacidin appears to disrupt viral integrity and block viral entry.
•	Brilacidin and FDA-approved remdesivir exhibit excellent synergistic activity in vitro against SARS-CoV-2.

The preprint article is being submitted for peer-review publication

WAKEFIELD, MA and FAIRFAX, VA – October 30, 2020 (GLOBE NEWSWIRE) Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage biopharmaceutical company, and George Mason University’s (Mason’s) National Center for Biodefense and Infectious Diseases (NCBID), today jointly announce completion of extensive laboratory testing supporting anti-SARS-CoV-2 activity of Brilacidin, a defensin-mimetic drug candidate, which is being developed as a potential COVID-19 treatment.

Research findings are being submitted for peer-review publication. A preprint, available for download at the link below, is in the process of being posted to bioRxiv.org.

•	“Preprint: Brilacidin, a COVID-19 Drug Candidate, Exhibits Potent In Vitro Antiviral Activity Against SARS-CoV-2”
http://www.ipharminc.com/new-blog/2020/10/30/preprint-brilacidin-a-covid-19-drug-candidate-exhibits-potent-in-vitro-antiviral-activity-against-sars-cov-2

“We thank the scientists who have conducted an impressive amount of antiviral research on Brilacidin, which strongly supports its treatment potential in the fight against COVID-19,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “It is timely to have Brilacidin anchored in such sound science, as we anticipate commencing soon a clinical trial of Brilacidin for treatment of COVID-19. We look forward to continuing our antiviral research collaborations, while Brilacidin advances into clinical testing against COVID-19, where we believe Brilacidin can have a beneficial patient impact.”

“During the global COVID-19 pandemic, we selectively formed new external industry partnerships, including this opportunity to research a drug candidate like Brilacidin,” said Aarthi Narayanan, PhD, Associate Professor of Systems Biology in Mason’s College of Science. “In testing at GMU’s BSL-3 lab, we showed that Brilacidin potently inhibits SARS-CoV-2 in vitro against the live virus. Beyond exhibiting treatment potential for those already infected by COVID-19, Brilacidin’s ability to disrupt viral integrity and block viral entry indicates it has the added potential to prevent infection, upon appropriate formulation, as a prophylactic. I look forward to working with Innovation to investigate further Brilacidin’s antiviral properties,” Narayanan added.

“Brilacidin’s demonstration of potent antiviral activity against SARS-CoV-2 is important, particularly given its apparent ability to impact the virus directly,” said William F. DeGrado, PhD, Professor in the Department of Pharmaceutical Chemistry at University of California San Francisco and Scientific Advisor to Innovation Pharmaceuticals. “This antiviral mechanism of action suggests Brilacidin might be able to inhibit other viruses and be less prone to resistance developing due to viral mutations—a weak spot for other antivirals, antibody-based treatments and vaccines. I am extremely hopeful Brilacidin will emerge as an effective COVID-19 treatment given the ongoing worldwide need for COVID-19 therapeutics.”

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Global COVID-19 Cases and Mortality

An online tool tracking COVID-19 cases and mortality, both in the U.S. and globally, can be found on the Company’s website (http://www.ipharminc.com), and at the following link:
https://ipixcovid19tracker.com/

Brilacidin and COVID-19

Brilacidin is one of the few drugs targeting COVID-19 that has been tested in human trials (a total of 8) for other clinical indications, providing established safety and efficacy data on over 460 subjects, thereby potentially enabling it to rapidly help address the novel coronavirus crisis. Laboratory testing at independent laboratories supports Brilacidin’s antiviral ability to safely and potently inhibit SARS-CoV-2. In a human lung cell line, Brilacidin achieved a Selectivity Index of 426. A molecular screening study of 11,552 compounds also supports Brilacidin as a promising novel coronavirus treatment. Additional pre-clinical and clinical data support Brilacidin’s inhibition of IL-6, IL-1β, TNF-α and other pro-inflammatory cytokines and chemokines, which have been identified as central drivers in the worsening prognoses of hospitalized COVID-19 patients. Brilacidin’s robust antimicrobial properties might also help to fight secondary bacterial infections, which can co-present in up to 20 percent of COVID-19 patients. Collectively, these data support Brilacidin as a unique 3 in 1 combination—antiviral, immuno/anti-inflammatory, and antimicrobial—COVID-19 therapeutic candidate.

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious diseases, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis (UP/UPS). Brilacidin for UP/UPS was licensed to Alfasigma S.p.A. in July 2019. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infection. Brilacidin, based on promising in vitro antiviral activity against SARS-CoV-2, is being evaluated as a potential treatment for COVID-19. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations and has successfully completed a Phase 2 trial in Ovarian Cancer. More information is available on the Company website at www.IPharmInc.com.

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About George Mason University

George Mason University is Virginia’s largest public research university. Located near Washington, D.C., Mason enrolls more than 38,000 students from 130 countries and all 50 states. Mason has grown rapidly over the last half-century and is recognized for its innovation and entrepreneurship, remarkable diversity, and commitment to accessibility.

The College of Science at Mason is a leader in scientific discovery creating innovative solutions for the rapidly-changing needs of today’s world. Mason’s College of Science blends traditional science education with sought-after programs in disciplines as diverse as personalized medicine, infectious diseases, geoinformatics, climate dynamics, materials science, astronomy, forensic science, and applied mathematics. The College encourages meaningful education and research at all levels offering innovative undergraduate programs, minors, certificates, and graduate degree opportunities, as well as global, transfer-focused, and online, or hybrid, programs that allow professionals the opportunity to reskill or change careers. Learn more at science.gmu.edu.

George Mason University Biomedical Research Laboratory (BRL) is one of thirteen Regional Biocontainment Laboratories constructed with funding support from the National Institute of Allergy and Infectious Diseases/National Institutes of Health (NIAID/NIH). The BRL is a state-of-the-art laboratory with biosafety level 3 and aerosolization capabilities where scientists perform pioneering research of infectious diseases, both emerging and potential bio threat agents. Learn more at ncbid.gmu.edu.

The Institute for Biohealth Innovation (IBI) promotes and supports biohealth-related research activities of faculty, staff, and students at George Mason University. The IBI connects Mason researchers in biohealth with potential collaborators, both within the university and externally, to advance human health research. Learn more and hear more from our researchers at ibi.gmu.edu.

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Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning future drug development plans, statements regarding the antiviral capabilities and therapeutic potential of Brilacidin and its impact on SARS-CoV-2 (COVID-19) and other coronaviruses, as well as obtaining government regulatory approvals to commence clinical testing. Other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for Brilacidin and Kevetrin; that prior test results may not be replicated in future studies and trials, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s licensee(s) may not successfully complete pre-clinical or clinical testing and the Company will not receive milestone payments, or the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACTS

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

George Mason University

Tracy Mason
703-993-8723 (office)
703-229-2030 (mobile)
tmason11@gmu.edu

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